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Josh Hirsberg

Robert W. Stewart

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Caesars Entertainment reports impact
of Indiana Tax Court decision is $8 million

Las Vegas, May 7, 2004 — Caesars Entertainment, Inc. (NYSE: CZR) today reported that the cumulative charge on its net income of a recent Indiana Tax Court decision regarding the deductibility of gaming taxes is $8 million (net of federal tax benefit). The Indiana Tax Court ruled on April 19 in the case of Aztar Indiana Gaming Corporation v. Indiana Department of State Revenue that gaming taxes paid to the state of Indiana based on casino revenues are not deductible for Indiana corporate income tax purposes.

The company is updating its previously reported financial results for the first quarter of 2004. Including the additional charge, Caesars Entertainment’s first quarter net income is $71 million, or $0.23 per fully diluted share which will be reported in the company’s Quarterly Report on Form 10-Q. The company previously reported first quarter net income of $79 million, or $0.25 per diluted share. First quarter adjusted earnings, which exclude non-recurring items, were $70 million, or $0.23 per diluted share. The company previously reported adjusted earnings of $71 million, or $0.23 per diluted share. In a press release announcing first quarter earnings issued on April 22, the company estimated that the cumulative impact of the Indiana tax ruling could have been as much as $9 million.

As a result of the decision, Caesars Entertainment in the first quarter of 2004 will take one-time charges of $7 million for the pre-2004 years and $1 million for the first quarter. The company expects that the recurring tax liability resulting from this decision will be approximately $1 million a quarter.

About Caesars Entertainment

Caesars Entertainment, Inc. (NYSE: CZR) is one of the world’s leading gaming companies. With $4.5 billion in annual net revenue, 29 properties on four continents, 29,000 hotel rooms, two million square feet of casino space and 55,000 employees, the Caesars portfolio is among the strongest in the industry. Caesars casino resorts operate under the Caesars, Bally’s, Flamingo, Grand Casinos, Hilton and Paris brand names. The company has its corporate headquarters in Las Vegas.

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CAESARS REPORTS INDIANA TAX COURT IMPACT	-TWO-TWO-TWO-

Additional information on Caesars Entertainment can be accessed through the company’s web site at www.caesars.com ..

NOTE: This press release contains “forward-looking statements” within the meaning of the federal securities law, which are intended to qualify for the safe harbor from liability provided there under. All statements which are not historical statements of fact are “forward-looking statements” for purposes of these provisions and are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements include all financial projections, including projections of revenue, market share, earnings, EBITDA, free cash flow, statements of management’s plans, objectives or expectations of future economic performance, statements regarding new developments or opportunities, asset dispositions, statements of belief, and/or statements regarding various programs and initiatives including capital programs, cost savings, debt reduction, customer marketing and anticipated construction, development, or acquisitions. Additional information concerning potential risk factors that could affect the company’s future performance are described from time to time in the company’s reports filed with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2003. The reports may be viewed free of charge at the following website: www.sec.gov. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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